Exhibit 99.1
Open Lending Reports Second Quarter 2025 Financial Results

AUSTIN, Texas, August 6, 2025 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its second quarter ended June 30, 2025.
“I am pleased with our progress as the team executes against our strategy to increase profitability and reduce volatility in our unit economics, to improve customer retention, to streamline the business, and to align incentives across the entire organization,” said Jessica Buss, Chief Executive Officer of Open Lending. “We believe our value proposition remains strong and differentiated as highlighted by the early extension of our relationship with AmTrust, our largest insurance provider and a trusted partner for over a decade. We thank them for their continued support and dedication to our mission to serve the underserved.”
Three Months Ended June 30, 2025 Highlights
•The Company facilitated 26,522 certified loans during the second quarter of 2025, compared to 28,963 certified loans in the second quarter of 2024.
•Total revenue was $25.3 million during the second quarter of 2025, compared to $26.7 million in the second quarter of 2024. The second quarter of 2025 was impacted by an increase of $0.3 million in estimated profit share revenues related to business in historic vintages as compared to a $6.7 million reduction in the second quarter of 2024.
•Gross profit was $19.8 million during the second quarter of 2025, compared to $21.0 million in the second quarter of 2024.
•Net income was $1.0 million during the second quarter of 2025, compared to $2.9 million in the second quarter of 2024.
•Adjusted EBITDA was $4.1 million during the second quarter of 2025, compared to $6.8 million in the second quarter of 2024.
Adjusted EBITDA is a non-GAAP financial measure. Beginning in the quarter ended June 30, 2025, we have updated the presentation of Adjusted EBITDA to exclude interest income as we believe the exclusion of interest income aligns our definition with comparable companies. Prior periods presented have been conformed to the current period presentation.
A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
Third Quarter 2025 Outlook
For the third quarter of 2025, the Company currently expects total certified loans to be between 22,500 and 24,500.

The guidance provided includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Open Lending will host a conference call to discuss the second quarter 2025 financial results on August 6, 2025 at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (800) 343-4136, or for international callers (203) 518-9843 using access code LENDING. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.
Share Repurchase Program
On May 1, 2025, the Board of Directors authorized share repurchases under a share repurchase program (the “Share Repurchase Program”) allowing the Company to repurchase up to $25.0 million of the Company's outstanding common stock until May 1, 2026. Repurchases may be made at management's discretion from time to time in the open market. The Share Repurchase Program may be suspended, amended, or discontinued at any time.

During the three months ended June 30, 2025, we repurchased 1,971,369 shares at an average price of $2.00 per share for a total of $4.0 million, excluding excise tax.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the Company's new loan measures, lender profitability, volatility, the Share Repurchase Program, market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading "Third Quarter 2025 Outlook" above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “on track,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, tariffs, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company's assessments to change, but, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA and Adjusted EBITDA margin internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges.
Adjusted EBITDA is defined as GAAP net income (loss) excluding interest expense, interest income, income tax expense, depreciation and amortization expense, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.

Investor Relations Contact:
InvestorRelations@openlending.com

OPEN LENDING CORPORATION
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$230,659	$243,164
Restricted cash	10,678	10,760
Accounts receivable, net	4,406	5,055
Current contract assets, net	14,553	9,973
Income tax receivable	3,576	3,558
Other current assets	3,230	3,215
Total current assets	267,102	275,725
Property and equipment, net	586	729
Capitalized software development costs, net	5,123	5,386
Operating lease right-of-use assets, net	3,478	3,878
Contract assets	14,895	5,094
Other assets	5,477	5,556
Total assets	$296,661	$296,368
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$481	$953
Accrued expenses	7,954	5,166
Current portion of debt	7,500	7,500
Third-party claims administration liability	10,724	10,797
Current portion of excess profit share receipts	18,410	19,346
Other current liabilities	2,072	3,490
Total current liabilities	47,141	47,252
Long-term debt, net of deferred financing costs	128,640	132,217
Operating lease liabilities	2,839	3,273
Excess profit share receipts	31,966	28,210
Other liabilities	7,128	7,329
Total liabilities	217,714	218,281
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 118,172,477 shares outstanding as of June 30, 2025 and 128,198,185 shares issued and 119,350,001 shares outstanding as of December 31, 2024	1,282	1,282
Additional paid-in capital	495,415	502,664
Accumulated deficit	(327,108)	(328,759)
Treasury stock at cost, 10,025,708 shares at June 30, 2025 and 8,848,184 shares at December 31, 2024	(90,642)	(97,100)
Total stockholders’ equity	78,947	78,087
Total liabilities and stockholders’ equity	$296,661	$296,368

OPEN LENDING CORPORATION
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Program fees	$14,933	$14,836	$30,143	$29,145
Profit share	7,969	9,333	14,699	23,215
Claims administration and other service fees	2,408	2,558	4,861	5,112
Total revenue	25,310	26,727	49,703	57,472
Cost of services	5,509	5,713	11,593	11,463
Gross profit	19,801	21,014	38,110	46,009
Operating expenses
General and administrative	11,964	11,745	22,862	23,724
Selling and marketing	4,146	4,149	8,528	8,363
Research and development	2,515	1,130	4,782	2,609
Total operating expenses	18,625	17,024	36,172	34,696
Operating income	1,176	3,990	1,938	11,313
Interest expense	(2,419)	(2,736)	(5,008)	(5,506)
Interest income	2,357	3,086	4,857	6,057
Income before income taxes	1,114	4,340	1,787	11,864
Income tax expense	80	1,438	136	3,875
Net income	$1,034	$2,902	$1,651	$7,989
Net income per common share
Basic	$0.01	$0.02	$0.01	$0.07
Diluted	$0.01	$0.02	$0.01	$0.07
Weighted average common shares outstanding
Basic	118,866	119,206	119,157	119,066
Diluted	119,003	119,331	119,645	119,388

OPEN LENDING CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$1,651	$7,989
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Share-based compensation	4,180	4,222
Depreciation and amortization	1,134	787
Amortization of debt issuance costs	206	214
Non-cash operating lease cost	400	327
Deferred income taxes	—	3,857
Other	149	37
Changes in operating assets & liabilities:
Accounts receivable, net	649	177
Contract assets, net	(14,381)	(4,417)
Excess profit share receipts	2,820	—
Other current and non-current assets	30	(2,885)
Accounts payable	(472)	524
Accrued expenses	2,787	191
Income tax receivable, net	47	843
Operating lease liabilities	(384)	(307)
Third-party claims administration liability	(73)	(1,982)
Other current and non-current liabilities	(1,733)	22
Net cash provided by (used in) operating activities	(2,990)	9,599
Cash flows from investing activities
Purchase of property and equipment	(56)	(51)
Capitalized software development costs	(778)	(1,677)
Net cash used in investing activities	(834)	(1,728)
Cash flows from financing activities
Payments on term loans	(3,750)	(938)
Shares repurchased	(3,952)	—
Shares withheld for taxes related to restricted stock units	(1,061)	(1,137)
Net cash used in financing activities	(8,763)	(2,075)
Net change in cash and cash equivalents and restricted cash	(12,587)	5,796
Cash and cash equivalents and restricted cash at the beginning of the period	253,924	246,669
Cash and cash equivalents and restricted cash at the end of the period	$241,337	$252,465
Supplemental disclosure of cash flow information:
Interest paid	$4,819	$6,260
Income tax paid (refunded), net	89	(825)

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except margin data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$1,034	$2,902	$1,651	$7,989
Non-GAAP adjustments:
Interest (income) expense, net	62	(350)	151	(551)
Income tax expense	80	1,438	136	3,875
Depreciation and amortization expense	590	415	1,134	787
Share-based compensation	2,334	2,368	4,180	4,222
Total adjustments	3,066	3,871	5,601	8,333
Adjusted EBITDA	$4,100	$6,773	$7,252	$16,322
Adjusted EBITDA margin	16.2%	25.3%	14.6%	28.4%